UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 26, 2015

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01        Other Events.

On August 26, 2015, the Company will file a Registration Statement on Form S-3 (the “Registration Statement”) with respect to the registration of up to $50 million aggregate amount of a combination of debt and equity securities, to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

The registration of these securities on the Registration Statement triggers certain financial information disclosures concerning the Company that are being satisfied through this filing, which will be incorporated by reference into the S-3 Registration Statement. This additional information is hereby reported through additional footnote disclosure contained in the Company’s consolidated financial statements. As such, the consolidated financial statements of the Company are attached hereto under Item 9.01(d), and present additional information beyond that which was previously reported in (1) our Quarterly Report on Form 10-Q for the quarter ended July 4, 2015, filed on August 13, 2015 and (2) our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 6, 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Revised Item 8: Financial Statements and Supplementary Data; Item 9A: Controls and Procedures; Item 15: Exhibits, Financial Statement Schedules
101.INS**	XBRL Instance
101.SCH**	XBRL Taxonomy Extension Schema
101.CAL**	XBRL Taxonomy Extension Calculation
101.DEF**	XBRL Taxonomy Extension Definition
101.LAB**	XBRL Taxonomy Extension Labels
101.PRE**	XBRL Taxonomy Extension Presentation

** XBRL information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2015

ANADIGICS, INC.

By: /s/ Ronald Michels

Name: Ronald Michels

Title: Chairman and Chief Executive Officer